UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2011

GENERAL COMMUNICATION, INC.
(Exact name of registrant as specified in its charter)

State of Alaska	0-15279	92-0072737
(State or other Jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S Employer Identification No.)

2550 Denali Street
Suite 1000
Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2011 annual shareholder meeting on June 27, 2011.  The following matters were each submitted to a vote of shareholders through the solicitation of proxies or otherwise:

(1) Election of directors – Two individuals were each elected to a three-year term on our classified board of directors.

(2) Ratification of appointment of accounting firm – Appointment of Grant Thornton, LLP by our board's Audit Committee as the Company's independent registered public accounting firm for the year ended
December 31, 2011 was ratified.

(3) The approval on a non-binding advisory basis, of the compensation of the Company’s Named Executive Officers as described in the proxy statement for 2011.

(4) The approval on a non-binding advisory basis, of the frequency of shareholder advisory votes on compensation of our Named Executive Officers.

The voting results from the Annual Meeting on the election of directors, ratification of appointment of accounting firm and the non-binding advisory approval of executive compensation are as follows:

Item	Votes For	Votes Against	Votes Withheld	Abstentions	Broker Non-Votes
Election of Directors -
Jerry A. Edgerton	64,231,624	---	1,829,287	---	4,820,739
Mark W. Kroloff	64,157,030	---	1,903,881	---	4,820,739
Ratification of Accounting Firm	70,206,558	149,295	---	525,797	---
Non-Binding Advisory Approval of Executive Compensation	63,040,455	1,853,232	---	1,167,224	4,820,739

There were no director nominees other than as set forth above.

The voting results from the Annual Meeting on the non-binding advisory approval of the frequency of shareholder votes on executive compensation are as follows:

Item	One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
Non-Binding Recommendation on the Frequency of Shareholder Votes on Executive Compensation	18,411,127	311,283	46,140,342	1,198,159	---

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL COMMUNICATION, INC.
(Registrant)

Date: June 29, 2011

	By	: /s/ John M. Lowber
Name: John M. Lowber
Title: Senior Vice President,
Chief Financial Officer,
Secretary and Treasurer
(Principal Financial Officer)